UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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QUICK-MED TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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QUICK-MED TECHNOLOGIES, INC.

NOTICE OF CONSENT IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS:

Notice is hereby given to you as shareholders of record of Quick-Med Technologies, Inc. as of December 5, 2005 that a Written Consent in Lieu of an Annual Meeting of Shareholders has been executed with an effective date of January 19, 2006. As explained in the enclosed Information Statement, holders of a majority of the Company's Common Stock have executed the written consent (1) re-electing existing directors of the Company and electing Ms. Cheryl L. Turnbull to the Board of Directors of the Company, and (2) ratifying the reappointment of DaszkalBolton, LLP as the Company's independent auditors for fiscal year 2006.

The Board of Directors believes it would not be in the best interest of the Company and its shareholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional shareholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Shareholders, and none will be held this year.

Shareholders of record of the Company's Common Stock at the close of business on December 5, 2005 have received this Notice of Consent in Lieu of Annual Meeting of Shareholders, which is expected to be mailed on or about December 30, 2005.

A copy of the Annual Report of the Company for the fiscal year ended June 30, 2005 accompanies this Notice.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Michael Granito

MICHAEL GRANITO
CHAIRMAN OF THE BOARD OF DIRECTORS
DECEMBER 20, 2005

INFORMATION STATEMENT
OF
QUICK-MED TECHNOLOGIES, INC.
3427 SW 42nd Way
Gainesville, Florida 32608

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

Quick-Med Technologies, Inc., a Nevada corporation (the "Company"), furnishes this Information Statement to the holders of record of the Company's Common Stock, par value $0.0001 per share (the "Common Stock "). This Information Statement is being mailed on or about December 30, 2005 to all of the Company's shareholders of record at the close of business on December 5, 2005 (the "Record Date"). As of the Record Date, there were 29,957,438 shares of Common Stock outstanding.

Each share of Common Stock is entitled to one vote per share. Holders of 72.6% of the outstanding Common Stock have executed a written consent in lieu of Annual Meeting (the "Written Consent"), with an effective date of January 19, 2006, effecting the following actions: (1) electing directors of the Company and (2) ratifying the reappointment of DaszkalBolton, LLP as the Company's independent accountants for fiscal 2006. No other action has been authorized by the Written Consent. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Company's Common Stock who are entitled to vote on, authorize or consent the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions to be approved pursuant to the Written Consent for purposes of Section 78.320 of the Nevada Revised Statutes.

Because holders of approximately 72.6% of the Company's outstanding Common Stock have executed the Written Consent, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Nevada law and our Articles of Incorporation, the votes represented by the holders signing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other shareholder of the Company. Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, our Board has determined not to call an annual meeting of shareholders, and no annual meeting of shareholders of the Company will be held in 2005. The Board believes it would not be in the best interests of the Company and its shareholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional shareholders in connection with these actions.

Our Annual Report to Shareholders for the year ended June 30, 2005, including audited financial statements (the "Annual Report"), accompanies this Information Statement. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of this Information Statement and the Annual Report so that such record holders can supply such material to beneficial owners as of December 5, 2005.

This Information Statement is expected to be mailed to shareholders on or about December 30, 2005. We will bear all expenses incurred in connection with the distribution of this Information Statement and Annual Report. We will reimburse brokers or other nominees for expenses they incur in forwarding this material to beneficial owners.

ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (BUT WITHOUT EXHIBITS TO THE FORM 10-KSB) MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO NATASHA SOROBEY, CORPORATE SECRETARY, QUICK-MED TECHNOLOGIES, INC., 3427 SW 42ND WAY, GAINSVILLE, FLORIDA 32608

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

INFORMATION ON CONSENTING SHAREHOLDERS

Pursuant to Quick-Med Technologies, Inc.’s (“Quick-Med”) Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of Quick-Med’s outstanding capital stock is required to effect the action described herein. Quick-Med’s Articles of Incorporation does not authorize cumulative voting. As of the record date, Quick-Med had 29,957,438 voting shares of Common Stock issued and outstanding of which 14,978,720 shares are required to pass any shareholder resolutions. The consenting shareholders, who consist of nine current shareholders of Quick-Med, are collectively the record and beneficial owners of 21,741,881 shares of Quick-Med’s Common Stock outstanding as of December 5, 2005, which represents 72.6% of the issued and outstanding shares of Quick-Med’s Common Stock. Pursuant to 78.320 of the Nevada Revised Statutes, the consenting shareholders voted in favor of the actions described herein in a written consent, dated December 3, 2005, attached hereto as Exhibit A. There are no cumulative voting rights.  No consideration was paid for the consent. The consenting shareholders’ names, affiliations with Quick-Med, and their beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
Michael R. Granito	Chairman, Director and 10% Shareholder	6,781,203	22.6%
David S. Lerner	President, Director and 10% Shareholder	4,027,000	13.4%
Paul G. Cerjan	Director and Vice President	791,500	2.6%
George E. Friel	Director and Vice President	534,000	1.8%
Gerald M. Olderman	Director and Vice President	436,500	1.5%
Gregory S. Schultz	Director and Vice President	763,500	2.5%
Natasha A. Sorobey	Corporate Secretary	539,547	1.8%
Nam H. Nguyen	Chief Financial Officer	680,923	2.3%
Phronesis Partners LP	10% Shareholder	7,187,708	24.0%

Total		21,741,881	72.6%

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

NOTICE TO SHAREHOLDERS OF ACTION APPROVED BY CONSENTING SHAREHOLDERS

The following actions were taken based upon the unanimous recommendation of Quick-Med’s Board of Directors (the “Board”) and the Written Consent of the consenting shareholders as set forth in Exhibit A:

PROPOSAL ONE
ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors (our "Board") shall consist of a number of directors determined by our Board but not more than nine. Currently, our Board has seven directors. Pursuant to the Written Consent, each of our current directors will be re-elected and Ms. Cheryl L. Turnbull will be elected to hold office until the next annual meeting of the shareholders and until his successor has been elected and takes office. Vacancies existing in our Board may be filled by a majority vote of the remaining directors.

Under Nevada law, the Written Consent is sufficient to elect all nominees to our Board without the vote or consent of any other shareholders of the Company.

INFORMATION REGARDING DIRECTORS.

Name	Age	Position
Michael R. Granito	53	Chairman of the Board

David S. Lerner	52	Founder, President, and Director

George E. Friel	63	Vice President, Chemical and Biological Affairs, and Director

Paul G. Cerjan	66	Vice President, Worldwide Military Affairs, and Director

Gerald M. Olderman	71	Vice President, Research and Development and Commercialization, and Director

Gregory S. Schultz	56	Vice President, Laboratory and Clinical Research, and Director

Richard F. Caffrey	62	Director

Cheryl L. Turnbull	45	Director

Mr. Granito has served as our Chairman since July 2000. In September 2003, Mr. Granito joined Federated Investors, Inc. as senior vice president and head of capital market research.  From July 1979 to December 2002, Mr. Granito was the managing director and head of capital market research of J.P. Morgan Fleming Investment Management located in New York City. From 1984 through 1996 he served as an adjunct Professor of Finance at Yale University and New York University. Mr. Granito has authored a book and 14 papers on finance and foreign exchange topics. In 1973, Mr. Granito earned a B.S. and a B.A. in Economics from the University of Pennsylvania.

Mr. Lerner has served as our President and Director since December 1997 and has been engaged in the formation and development of our Company since 1995. Mr. Lerner has 20 years experience in international and domestic manufacturing, marketing, sales, and business development in Asia, Europe, South America, and Mexico. He has successfully managed export financing activities, including letter of credit and manufacturing arrangements. Mr. Lerner earned his B.A. in 1976 from Queens College of the City University of New York.

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

Major General Friel (Ret.) has served as our Vice-President, Chemical and Biological Affairs since July 2000, and has been self-employed as a consultant to various organizations in the defense industry since September 1998. As our Vice President, Chemical and Biological Affairs, Mr. Friel is responsible for the development of business opportunities pertaining to our core technologies within the chemical and bio-chemical sector. Mr. Friel served in the U.S. Army from 1967 to 1998, rising to the rank of Major General. Mr. Friel was the commanding general of the U.S. Army Chemical and Biological Defense Command, at the Aberdeen Proving Ground in Maryland, deputy chief of staff for Chemical and Biological Matters of the Army Material Command in Virginia, and was responsible for a $1 billion contract for protective military clothing. Mr. Friel was also responsible for a $600 million budget for the Nuclear, Biological, and Chemical Defense Command for six years and directed over 1,100 scientists and engineers. Mr. Friel has also served as chairman of the boards of the Nuclear, Biological, and Chemical Defense Enterprise at the Edgewood arsenal in Maryland, and the U.S. Army Material Command, Acquisition and Procurement Enterprise. Mr. Friel earned an M.B.A. from Northwest Missouri State University and a B.S. from the University of Nebraska-Lincoln. He is a graduate with basic and advanced courses from the U.S. Army Chemical School in Alabama, and is also a director of Engineer Support Systems, Inc.

Lieutenant General Cerjan (Ret.) has served as our Vice-President, Worldwide Military Affairs and Director since July 2000. As our Vice President, Worldwide Military Affairs, Mr. Cerjan is responsible in the developing of business opportunities of our core technologies within the military arena. Mr. Cerjan recently joined KBR, a subsidiary of Halliburton Company as Vice President, Program Manager. From July 2002 until June 2004, Mr. Cerjan was the President and CEO of the National Defense University Foundation. From December 1997 to September 2000, Mr. Cerjan was President of Regent University in Virginia. Prior to his Presidency at Regent University, Mr. Cerjan served as Director of Tactical Systems for Lockheed Martin Corporation from August 1994 to October 1997. He was in the U.S. Army from 1960 to 1994, rising to the rank of Lieutenant General. While in the U.S. Army, Mr. Cerjan served as project manager for the design and construction of a military base at Fort Drum, New York, valued at $1.3 billion.  While the Deputy Commanding General of the US Army in Europe, he managed 22 separate organizations with 70,000 people, supervised all aspects of community life in Europe for 300,000 army personnel. Mr. Cerjan has an M.S. degree in Construction Management from Oklahoma State University, and a B.S in Engineering from the United States Military Academy at West Point, New York. He is a registered professional engineer in the state of Virginia. Mr. Cerjan is a member of the board of directors of the Army Engineer Association, the National Defense University Foundation, and Chairman of the Board of the National Defense University Foundation.

Mr. Olderman has served as our Vice President, Research & Development since July 1997, and as our Director since July 2000. Mr. Olderman brings 35 years of healthcare experience, 31 years of technical management experience, and 25 years serving as the head of research and development activities for certain fortune 500 companies. Since November 1996, Mr. Olderman has been a Vice President and Associate of R.F. Caffrey & Associates Inc., a management consultant to medical device companies and suppliers. Prior to joining R.F. Caffrey & Associates, Mr. Olderman served as Director and head of research and development for C.R. Bard, Inc.'s Cardiopulmonary Division, where he organized a new product development process in which 19 new medical devices were developed. Mr. Olderman also served as Vice President for domestic and international research and development for the Pharmaceutical Division of Baxter Healthcare Corp. and Vice President for research and development for the Converters, a division of American Hospital Supply Corporation prior to its acquisition by Baxter Healthcare Corporation, where he led product development and made material changes that helped increase market share from 30% to 45% within a $750 million market. Mr. Olderman has also served as Vice President for research and development and as a director for Surgikos, Inc. a subsidiary of Johnson & Johnson. Mr. Olderman received a B.S in Chemistry from Rensselaer Polytechnic Institute in New York. He also holds an M.S. in Physical Chemistry and a Ph.D. in Physical Chemistry from Seton Hall University in New Jersey.

Mr. Schultz has served as our Vice President, Laboratory and Clinical Research since July 2000. From 1999 through 2001, Mr. Schultz served as the President of the Wound Healing Society, and has worked as a consultant for 12 major biotechnology companies.  In 1989, he was appointed Professor of Obstetrics/Gynecology and Director of the Institute for Wound Research in the College of Medicine at the University of Florida at Gainesville, Florida.  He has published over 200 research articles and book chapters that have been cited over 4,000 times.  He has been continuously funded by major grants from the National Institutes of Health and supported by grants from the U.S. Army grant on treatment of burns with growth factors.  Mr. Schultz earned a doctorate in biochemistry from Oklahoma State University and postdoctoral fellowship in cell biology at Yale University in Connecticut.

Mr. Caffrey has served as our Director since March 2004. Mr. Caffrey has more than twenty years of corporate experience, including marketing research, strategic planning, business development and management recruiting, in both senior-line and senior-staff positions. Mr. Caffrey is currently the president of R.F. Caffrey & Associates, Inc., a full service marketing consulting practice that offers assistance to participants in the healthcare, industrial, and consumer related markets. Previously, Mr. Caffrey was vice president of John R. Starr, Inc., a management consulting firm; president, and chief operating officer of CPM Inc., a New England based specialty paper company; vice president of sales and marketing of Codman & Shurtleff, Inc. (subsidiary of Johnson & Johnson Company), a surgical instruments and equipment company; group product director of Surgikos, Inc. (subsidiary of Johnson & Johnson Company), a marketer of medical products and supplies; vice president, business development of Chicopee (subsidiary of Polymer Group, Inc. whose major holdings are controlled by InterTech Group), a non-woven fabrics supplier; and marketing research manager of Sealtest Foods. He holds both B.S. and M.B.A. degrees in Business Administration from Seton Hall University.

Ms. Turnbull was appointed as our Director on December 5, 2005. Ms. Turnbull has more than twenty years of experience encompassing private equity investments, mergers and acquisitions, corporate finance, and strategic advisory services. Ms. Turnbull is a Special Limited Partner at Phronesis Partners LP, a Columbus, Ohio-based hedge fund, since January 2005. From 1996 to 2003, Ms. Turnbull was responsible for the mezzanine investment functions of various units of Banc One Corporation. Prior to that time, Ms. Turnbull was a Managing Director of Aston Limited Partners, LP, a financial restructuring firm between 1992 and 1995. Between 1990 and 1991, Ms. Turnbull was Vice President of Prudential Bache Interfunding, a private equity fund and, from 1987 to 1990, an Associate in the Mergers & Acquisitions department of Prudential Securities. Ms. Turnbull began her career as an Analyst in the Corporate Finance Division at Continental Illinois National Bank & Trust Co. Ms. Turnbull received her Master of Management in Finance and International Business from the J.L. Kellogg Graduate School of Management at Northwestern University and is a graduate of Miami University of Ohio.

There is no family relationship between any of our officers or directors or our proposed director. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Attendance at Meetings and Board Committees

During the fiscal year ended June 30, 2005, the Board of Directors held a total of fifteen meetings. With the exception of Mr. Cerjan, who has had a number of overseas commitments, every member of the Board of Directors attended more than 75% of the meetings of the Board and of most committees on which he served during fiscal 2005, with the further exception of the Executive Committee, which did not meet during fiscal 2005.

The standing committees of the Board of Directors are the audit committee, the compensation committee and the executive committee. The Board of Directors has no separate nominating committee or committee performing a similar function.

Audit Committee. The Audit Committee, which met on four occasions during fiscal 2005, is composed of George E. Friel, who serves as Chairman, Michael R. Granito and Richard F. Caffrey. This committee has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices. This committee acts on and reports to the Board of Directors with respect to audit and accounting matters, including the engagement of Quick-Med’s independent public accountants, the scope of the annual audits, the reasonableness of fees to be paid to the auditors, the performance of the Company’s independent auditors and Quick-Med’s accounting practices. Currently, there is no “financial expert” serving on the Audit Committee. Please also see the Audit Committee Report at Page 15 of this Information Statement.

Compensation Committee. The Compensation Committee, which met on four occasions during the fiscal year ended June 30, 2005, is composed of George E. Friel, Gerald M. Olderman, and Paul G. Cerjan and is chaired by George E. Friel. This committee approves, administers and interprets our compensation and health benefits, including our equity incentive programs. Additionally, this committee reviews and makes recommendations to our Board of Directors to ensure that our compensation and benefit policies are consistent with our compensation philosophy and corporate governance principles. This committee is also responsible for review and approval of executive compensation, including establishing our Chief Executive Officer or principal executive officer’s compensation.

Executive Committee. Our Executive Committee is composed of Michael R. Granito, our Chairman of the Board, David S. Lerner, our President, and Directors Paul G. Cerjan and George E. Friel. This committee’s chairman is Paul G. Cerjan. This committee acts for our Board of Directors when a meeting of the full board is not practical, primarily to review the Company’s operational issues. During fiscal 2005, the full Board of Directors met on a regular basis to review issues affecting the Company and it was not necessary for the Executive Committee to meet.

Nomination of Directors

We do not have a standing nominating committee. Our Board of Directors is made up of seven members, one of whom is "independent." Nominees to the Board of Directors were selected and approved by our Board of Directors.

The Board of Directors, acting as a Nominating Committee, does not have a policy with regard to the consideration of any director candidates recommended by shareholders. The Board of Directors has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by shareholders. Shareholders wishing to recommend a candidate for membership on the Board of Directors next fiscal year should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below on this Information Statement in the section titled "Shareholder Proposals".

Some of the qualifications that may be considered by the Board of Directors in choosing a director are:

•	Minimum, relevant employment experience;

•	Familiarity with generally accepted accounting principles and the preparation of financial statements;

•	Post secondary education or professional license;

•	Previous experience as a Board member of an operating company;

•	The ability to commit the number of hours per year necessary to discharge his or her duty as a member of its Board of Directors.

A candidate for director must agree to abide by our Code of Business Conduct and Ethics.

Our goal is to seek to achieve a balance of knowledge, experience and capability on our Board. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The Board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. To date, we have not paid any third parties to assist us in this process.

The Board of Directors has not received a nominee from a shareholder who is not also an officer or director of the Company. Each nominee to our Board of Directors expressed a willingness to serve during the 2006 fiscal year and, based on a review of their qualifications, were deemed to be suitable candidates for nomination.

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

Communications with Members of the Board of Directors

The Board of Directors has not established a formal process for shareholders to send communications to its members. Any shareholder may send a communication to any member of the Board of Directors, in care of the Company's address or in care of the address shown in the table of beneficial ownership on this page. If a communication is sent to the Company's address, the Company will forward any such communication to the Board member.

Appointment of Directors

Pursuant to the terms of the November 30, 2004 Stockholders agreement between Phronesis Partners, LP (“Phronesis”), Quick-Med, Michael R. Granito, and David S. Lerner, Phronesis has the right to designate a qualified individual to Quick-Med’s Board of Directors. In addition, Phronesis, Michael R. Granito and David S. Lerner shall vote their respective shares of capital stock of Quick-Med to elect such designee. Currently, their combined total number voting shares constitute a majority of shares of Quick-Med. On December 5, 2005, Phronesis designated Cheryl L. Turnbull, Special Limited Partner at Phronesis Partners LP, to be a director to our Board of Directors. Quick-Med deemed Ms. Turnbull to be a qualified person and appointed her to be elected as the director of our Board. It is expected that, given their large holdings of common stock, both Mr. Granito and Mr. Lerner will continue to be nominated and elected as Directors for the foreseeable future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 30, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement, which could result in a change in our control.

The following table assumes, based on our stock records, that there are 30,089,637 shares issued and outstanding as of November 30, 2005.

The following table sets forth the ownership of our common stock by:

▪	Each stockholder known by us to own beneficially more than 5% of our common stock;
▪	Each executive officer;
▪	Each director or nominee to become a director; and
▪	All directors and executive officers as a group.

Name and Address of Beneficial Owner(A)	Shares Beneficially Owned
	Number	Percent
Michael R. Granito, Chairman and Director	10,348,203 (1)	31.6%
Phronesis Partners, L.P	7,187,708 (2)	21.9%
David S. Lerner, President and Director	4,538,589 (3)	13.9%
Paul G. Cerjan, Director and Vice President	968,500 (4)	3.0%
George E. Friel, Director and Vice President	744,000 (5)	2.3%
Gerald M. Olderman, Director and Vice President	988,000 (6)	3.0%
Gregory S. Schultz, Director and Vice President	1,137,833 (7)	3.5%
Richard F. Caffrey, Director	106,322 (8)	0.3%
Natasha A. Sorobey, Corporate Secretary	732,833 (9)	2.2%
Nam H. Nguyen, Chief Financial Officer	1,005,923 (10)	3.1%

All Quick-Med Directors and Officers as a Group (9 persons)	20,558,204	62.8%

NOTES:	(A) The address for each of the above is c/o Quick-Med Technologies, Inc., 3427 SW 42nd Way, Gainesville, Florida 32608.

(1)	Includes 492,333 shares issuable upon the exercise of options exercisable within 60 days.
Does not include convertible debt.

(2)
Phronesis Partners, L. P., Delaware Limited Partnership, is a hedge fund and has sole voting and sole dispositive power over 7,187,708 shares. The address for Phronesis Partners, L.P. is 180 East Broad Street, Suite 1704, Columbus, OH 43215.

(3)	Includes 463,000 shares issuable upon the exercise of options exercisable within 60 days.

(4)	Includes 157,000 shares issuable upon the exercise of options exercisable within 60 days.

(5)	Includes 187,500 shares issuable upon the exercise of options exercisable within 60 days.

(6)	Includes 399,000 shares issuable upon the exercise of options exercisable within 60 days.

(7)	Includes 359,333 shares issuable upon the exercise of options exercisable within 60 days.

(8)	Includes 10,000 shares issuable upon the exercise of options exercisable within 60 days.

(9)	Includes 208,333 shares issuable upon the exercise of warrants exercisable within 60 days.

(10)	Includes 325,000 shares issuable upon the exercise of warrants exercisable within 60 days.

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

Compensation of Directors

We do not pay any cash compensation to our directors. As described below we have compensated them with restricted common stock and stock options.

During the period ended June 30, 2005, the following restricted common stock and stock options were granted to directors:

On July 1, 2004, we granted 75,000 shares of common stock to Michael R. Granito for his services as a member of the board of directors, and member of various board committees. In addition, we granted to Mr. Granito an option to acquire up to 25,000 shares of restricted common stock. These stock options were issued to Mr. Granito for his services as Chairman of the Board.

On July 1, 2004, we granted 75,000 shares of common stock to David S. Lerner for his service as a member of the board of directors, and member of the executive committee. In addition, we granted to Mr. Lerner an option entitling him to acquire up to 175,000 shares of restricted common stock. These stock options were issued to Mr. Lerner as a performance bonus in his capacity as our President.

On July 1, 2004, we granted 100,000 shares of common stock to George E. Friel for his service as a member of the board of directors and member of the executive, audit, compensation, and research & development committees. In addition, we granted to Mr. Friel an option to acquire up to 5,000 shares of restricted common stock. These stock options were issued to Mr. Friel for his services as our Vice President, Chemical and Biological Affairs.

On July 1, 2004, we issued 87,500 shares of common stock to Paul G. Cerjan for his service as a member of the board of directors, and member of the executive, compensation committees. In addition, we granted to Mr. Cerjan an option to acquire up to 25,000 shares of restricted common stock. These stock options were issued to Mr. Cerjan for his services as our Vice President, Worldwide Military Affairs.

On July 1, 2004, we granted 62,500 shares of common stock to Gerald M. Olderman for his service as a member of the board of directors, and member of the research & development committee. In addition, we granted to Mr. Olderman an option to acquire up to 175,000 shares of restricted common stock. These stock options were issued to Mr. Olderman as a performance bonus in his capacity as our Vice President, Research and Development and Commercialization.

On July 1, 2004, we issued 62,500 shares of common stock to Gregory S. Schultz for his service as a member of the board of directors. In addition, we granted to Mr. Schultz an option to acquire up to 100,000 shares of restricted common stock. These stock options were issued to Mr. Schultz for his services as our Vice President, Laboratory and Clinical Research.

On July 1, 2004, we granted 18,322 shares of common stock to Richard Caffrey for his service as a member of the board of directors. In addition, we granted to Mr. Caffrey an option to acquire up to 10,000 shares of restricted common stock. These stock options were issued to Mr. Caffrey for his services as our business advisor.

The exercise price of all stock options granted to directors as set forth above was $0.17 per share, which was the closing trading price of our common stock at the date of grant.

Summary of Cash and Certain Other Compensation

David S. Lerner currently receives an annual salary of $125,000 per year. Our other officers have agreed to act without cash compensation, except those with consulting agreements, until authorized by our Board of Directors, which is not expected to occur until we have generated sufficient revenues from operations or we have obtained sufficient financing. The officers or directors are not otherwise accruing any compensation under any agreement with us. The officers and directors have been granted stock options for past services, as set forth below.

Summary Compensation Table

	Annual Compensation		Long Term Compensation
Name / Title	Year	Salary	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)
David S. Lerner, President	2005	$ 138,064(1)	$14,000	175,000
	2004	$ 136,197(1)	$15,950	113,000
	2003	$ 140,314(1)	--	- -

NOTES: (1) Includes $0, $3,469, and $4,043 for health insurance and $13,064, $7,728, and $11,251 for reimbursements of automobile expenses in 2005, 2004 and 2003, respectively.

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

No retirement, pension or insurance programs or other similar programs have been adopted for our employees or consultants. A stock option plan has been approved by our board. On December 13, 2004, our shareholders approved our amended and restated 2001 equity incentive plan to increase the total number of shares of common stock to 4,000,000 from 3,000,000. Options to purchase 1,140,000 shares of common stock have been granted to officers, directors, employees and consultants under the plan in 2002. All 2002 stock options have an exercise price equal to 75% of the closing bid price for the first 30 days of trading in the common stock, which commenced September 6, 2002, with the exception of Peter Barton Hutt, whose stock options are at 25% of such price. Options to purchase a total of 840,000 shares of common stock were issued in 1999, 2000 and 2001 to officers, directors, employees and consultants. On August 16, 2005, all 840,000 options were expired. In July 2003, the Board of Directors have authorized the issuance of options to acquire up to approximately 1,300,000 shares of common stock and the grant of 250,000 shares of restricted common stock to officers, directors, employees and consultants. In July 2004, the Board of Directors approved the issuance up to 500,000 shares of restricted common stock and options to acquire approximately 600,000 shares of common stock to be granted to officers, directors, employees and consultants. In September 2005, the Board of Directors approved the issuance of 130,000 shares of restricted common stock and options and warrants to acquire approximately 885,000 to employees, directors, officers and consultants.

Option Grants in Last Fiscal Year

The following table provides information related to stock options granted to our principal executive officer during the fiscal year ended June 30, 2005.

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

David Lerner	175,000	30%	$0.17 per share	July 1, 2009

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table shows the number of shares of common stock our principal executive officer acquired upon exercise of stock options during fiscal 2005 (none), the aggregate value received from those exercises (none), the number of shares underlying both exercisable and unexercisable stock options as at June 30, 2005 and the year end value of exercisable and unexercisable stock options as of June 30, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable / Unexercisable	Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($) Exercisable / Unexercisable

David Lerner	0	0	663,000 / 0	$124,000 / $0

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

Employment Contracts and Termination of Employment and Change in Control Arrangements

We continue our current consulting arrangement with Gerald Olderman, PhD., to serve as our Vice President of Research and Development and Commercialization. Mr. Olderman has served this capacity since July 2000. Effective July 1st, 2005, his compensation increased to $10,000 a month while we are negotiating with Mr. Olderman on his compensation agreement.

In January 2004, we entered into a formal consulting agreement with Nam H. Nguyen to serve as a consulting accounting advisor. In August 2004, Mr. Nguyen was appointed as our Chief Financial Officer under the same agreement. Beginning in July 2004, his compensation is set at $8,000 monthly base compensation with a monthly $2,500 minimum cash payment and the remainder may be paid in shares of restricted common stock. In addition, he has also received 400,000 shares of common stock plus warrants to acquire 300,000 shares of common stock at $0.20 per share in accordance with a vesting schedule. On December 1, 2005, our Board of Directors approved the increase in his monthly base compensation to $10,000 retroactively effective July 1, 2005 based upon the Compensation Committee’s recommendation.

In September 2003, we entered into a consulting agreement with Natasha A. Sorobey to provide investor relations services, In August 2004, Ms. Sorobey assumed the position of Corporate Secretary, while continuing her corporate and investor relations responsibilities. Her contract provides her with base compensation of $60,000 per annum. In addition, she has also received 400,000 shares of common stock plus warrants to acquire 200,000 shares of common stock at $0.18 per share in accordance with a vesting schedule.

We currently have no formal employment agreement with David S. Lerner, our President and principal executive officer, who currently receives salary and other compensation as detailed in the Summary Compensation Table above. The compensation committee of the Board of Directors has been in the process of renegotiating a more formal employment relationship with Mr. Lerner.

No retirement, pension or insurance programs or other similar programs have been adopted for our directors, officers, employees or consultants.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Under United States securities laws, our directors, executive officers and any persons holding more than 10% of our issued and outstanding common stock are required to report their ownership of common stock (or securities convertible into common stock) to the Securities and Exchange Commission. Due dates for these reports have been set by the Commission and we are required to report any failure to file by those deadlines. To our knowledge, based solely on a review of the copies of such reports furnished to us by those persons and on representations from those persons that no other reports were required, all reports were timely filed as required under Section 16(a) of the Securities Exchange Act of 1934 by all such persons during the fiscal year ended June 30, 2005.

Certain Relationships and Related Transactions

In September 2003, we converted a note payable to a relative of our President with an outstanding balance of $9,300 plus accrued interest into restricted common stock at a conversion rate of $0.25 per share.

In September 2003, we sold 1,000,000 shares of restricted common stock to our Chairman for $250,000 in cash, $0.25 per share.

In November 2003, we sold 1,400,000 shares of restricted common stock to our Chairman for $350,000 in cash, $0.25 per share.

For the fiscal years ended June 30, 2005 and 2004, we received $450,000 and $775,000 respectively, from our Company’s Chairman. The funding received from our Chairman in 2004 was part of the convertible note payable as described below. In 2003, our Chairman funded us by purchasing our restricted common stocks for $600,000 and loaning us $175,000 in a short term note, of which $50,000 was repaid by us to our Chairman. In addition, our Chairman paid $125,000 in cash for a joint development project on our behalf, and it was accounted for as a short term note at the interest rate of 6% per annum. The short term notes were subsequently consolidated into a long term convertible note as described below.

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

In September 2003, we negotiated a successor agreement with our Chairman regarding the line of credit, which expired July 1, 2003 totaling $1,300,200, excluding interest. The line of credit of $750,000 and the short term borrowing of $550,200 are consolidated into a single convertible note for up to $1,500,000 excluding accrued interest, at an interest rate of 6% and due July 1, 2004. The maturity date of the note was extended until July 1, 2006 by our Chairman. The convertible note is secured by our assets and revenues and is senior to all other debt obligations. The note plus accrued interest will be convertible, in full or in part, at the option of the lender for a term of up to 5 years beginning at September 1, 2003 at a conversion rate of $0.38 per share. The conversion rate was determined as 15% above the average share price over the prior 20 trading days ($0.33 per share). The note has an anti-dilution provision in the event that we sell stock to other investors at less than $0.20 per share. This convertible note agreement is made contingent upon the agreement of the lender to provide additional funding to us by purchasing restricted common stock at prices we agree to or other means. In August 2004, the Board of Directors granted our Chairman the right to consolidate the short-term debt and its related accrued interest into the convertible note under the same terms. Our Chairman exercised the right to consolidate all outstanding short term note and accrued interest into the long-term convertible note under the same terms.

As part of our equity financing on November 30 and December 31, 2004, our Chairman converted $500,000 and $826,087 of the convertible note owed by us into 1,315,790 and 2,173,913 shares of our restricted common stock on November 30 and December 31, 2004, respectively, in accordance with the terms of the Stock Purchase Agreement. These amounts were converted at a conversion price applicable to the convertible debt of $0.38 per share. At June 30, 2005, the convertible note outstanding balance to our Chairman was $1,268,625 convertible into 3,338,487 shares of restricted common stock. At June 30, 2005, we accrued interest on the convertible note of approximately $37,746 at a rate of 6% per annum.

For the fiscal years ended June 30, 2005 and 2004, we received $10,417 and $55,525 respectively, from our President, to fund operations. These loan amounts were accounted as short term notes with the interest rate of 6% per annum. We repaid our President $89,626 and $1,978 of our short term notes owed to him during the fiscal years ended June 30, 2005 and 2004, respectively.

At June 30, 2005 and 2004, we paid $6,900 for each year to our President for the sub-lease of office space. The sub-lease is for a period of one year and expires in July 2006.

In November 28, 2005, our Board of Directors approved and we paid the accrued interest of $56,932 to our Chairman on our convertible note to him. In addition, our Board of Directors clarified the interest payment term of the convertible note. The interest will be paid quarterly within ten business days at the end of each quarter.

Messrs. Lerner and Granito are deemed to be our promoters. Mr. Lerner received 4,273,000 shares and Mr. Granito received 2,930,000 shares of common stock for founding us. There have not been any other transactions with promoters.

Other than the relationships with The University of Florida at Gainesville, no officer or director has any relationship with any company or entity that will be working on developing our family of technologies or patents.

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board has reappointed DaszkalBolton LLP as our independent auditors to audit our financial statements for the current fiscal year, and shareholders will ratify the appointment of DaszkalBolton LLP pursuant to the Written Consent. DaszkalBolton LLP is the independent auditor for the Company and has reported on our 2005 and 2004 financial statements. DaszkalBolton LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the Securities and Exchange Commission. Our independent auditors are appointed by our Board after receiving the recommendation of our Audit Committee.

AUDIT FEES

The aggregate fees for professional services rendered by DaszkalBolton LLP in connection with their audit of the our financial statements and review of the condensed financial statements included in our quarterly reports on Form 10-QSB during 2005 were $31,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

DaszkalBolton LLP did not provide any services related to financial information systems design and implementation for the fiscal year ended June 30, 2005.

REVIEW OF AUDITOR INDEPENDENCE

The Audit Committee of the Board of Directors has considered the non-audit services provided by DaszkalBolton LLP and determined that such services are compatible with maintaining DaszkalBolton LLP's independence, and has recommended the selection of DaszkalBolton LLP as our auditors to the Board of Directors.

AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this Audit Committee Report shall not be deemed “soliciting materials,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall this Audit Committee Report be deemed to be incorporated by reference by any general statement incorporating by reference this Information Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Quick-Med specifically incorporates this information by reference.

The audit committee is responsible for oversight of our accounting and financial reporting policies, practices and internal controls on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants (or auditors) are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the annual report with management. As part of its review, the audit committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

The audit committee also reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted accounting principles. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and Quick-Med, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independent Discussions With Audit Committees), and considered the compatibility of non-audit services with the auditors’ independence.

The audit committee discussed with the independent auditors the overall scope and plans for their audits. The audit committee met with the independent auditors to discuss the results of their examinations, their evaluations of Quick-Med’s internal controls, and the overall quality of the Company’s financial reporting and the other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The audit committee also met without management.

The following table sets forth fees billed to us by our auditors during the fiscal years ended June 30, 2005 and June 30, 2004 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not related as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered. “Audit Related Fees” consisted of consulting regarding accounting issues.

	June 30, 2005	June 30, 2004
Audit Fees:	$31,000	$29,000
Audit Related Fees:	$0	$0
Tax Fees:	$0	$10,000
All Other Fees:	$0	$0

The members of the audit committee are not professionally engaged in the practice of auditing or accounting, and are not employed by us for accounting, financial management or internal control purposes. Members of the audit committee relied, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide any basis, other than the review and discussions with management and the independent auditors referred to above, to determine that management has maintained appropriate accounting and financial reporting principles and policies or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that Quick-Med’s auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the audit committee referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee

George E. Friel
Michael R. Granito
Richard F. Caffrey

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

TRANSACTION OF OTHER BUSINESS

As of the date of this Information Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Shareholders that will come before the Meeting. Should any other matters arise requiring the vote of shareholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS

The Company must receive at its principal offices before July 20, 2006, any proposal which a shareholder wishes to submit to the 2006 Annual Meeting of Shareholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that Annual Meeting.

Our Bylaws provide that a shareholder wishing to present a nomination for Director or to bring any other matter before the annual meeting of shareholders must give written notice to the Secretary of Quick-Med not less than sixty days prior to the meeting. If less than sixty days or prior public disclosure of the date of the meeting is given to shareholders, notice of the shareholder proposal must be received no later than seven days after the notice or announcement of the meeting date.

A shareholder's notice to the Secretary shall include (i) a brief description of the matter or nomination and the reason for addressing the matter at the meeting, (ii) the shareholder's name and address, (iii) the number of shares of Quick-Med owned or controlled by the shareholder, (iv) any material interest of the shareholder in the matter or nomination proposed, and (v) all other required information under Regulations 14A under the Securities Exchange Act of 1934.

Quick-Med's proxy related to the 2006 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any shareholder proposal that is received more than seven days after the date of notice of the 2006 annual meeting of shareholders. Any shareholder wishing to make a nomination or proposal should obtain a copy of the relevant provisions of our Bylaws from the Secretary.

OTHER MATTERS

No other matters will be effected pursuant to the Written Consent.

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

EXHIBIT A

WRITTEN CONSENT RESOLUTIONS
OF THE MAJORITY OF STOCKHOLDERS OF
QUICK-MED TECHNOLOGIES, INC.
A NEVADA CORPORATION
(the “Company”)
TAKEN WITHOUT A MEETING

Dated this 9th day of December, 2005 and
effective as of the 5th day of December, 2005

Pursuant to the authority set forth in the Nevada Revised Statutes and the Bylaws of this Company, the undersigned, constituting the record holders on December 5, 2005 holding a majority of voting stock of QUICK-MED TECHNOLOGIES, INC., a Nevada corporation (the “Company”), do hereby subscribe their consent to take the actions and adopt the resolutions contained in this document without a meeting, effective as of the earliest date permitted after the delivery of an Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended:

ELECTION OF DIRECTORS
BE IT RESOLVED, that the following persons are hereby elected or re-elected as a director of this Company, to serve until the next annual meeting of Shareholders and until his successor is duly elected, or until his death or resignation or removal:
Michael R. Granito
David S. Lerner
Richard F. Caffrey
Paul G. Cerjan
George E. Friel
Gerald M. Olderman
Gregory S. Schultz
Cheryl L. Turnbull

RATIFICATION OF DASZKALBOLTON LLP AS INDEPENDENT AUDITORS
BE IT RESOLVED, that the appointment by the Company’s Board of Directors of DaszkalBolton LLP as the Company’s independent auditors is hereby ratified;

GENERAL PROVISIONS
AND BE IT FURTHER RESOLVED, that the officers of this Company are hereby authorized to execute and deliver on behalf of this Company such instruments as may be deemed necessary or proper and in general to do whatever is necessary to carry out the purpose and intent of the foregoing resolutions.

The Secretary of the Company is hereby directed to file the original executed copy of this Written Consent with the minutes of the Company, and said action is to have the same force and effect as if an annual meeting of the shareholders had been held. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

[SIGNATURE PAGE FOLLOWS]

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first above written.

Name of Stockholder	Authorized Signature Name	Number of Shares Common Stock held as at December 5, 2005	Signature
Michael Granito		6,781,203	/s/ Michael Granito
David S. Lerner TEE	DAVID LERNER	3,923,000	/s/ David Lerner
David Lerner		104,000	/s/ David Lerner
Paul Cerjan		791,500	/s/ Paul Cerjan
George Friel		534,000	/s/ George Friel
Gerald Olderman		91,500	/s/ Gerald Olderman
Gerald Olderman & Myrna Olderman JT TEN	GERALD OLDERMAN	175,000	/s/ Gerald Olderman
Gerald M. Olderman TTEE	GERALD OLDERMAN	170,000	/s/ Gerald Olderman
Gregory Schultz		763,500	/s/ Gregory Schultz
Nam H. Nguyen		680,923	/s/ Nam H. Nguyen
Natasha A. Sorobey		539,547	/s/ Natasha A. Sorobey
Phronesis Partners LP	JAMES WIGGINS	7,187,708	/s/ James Wiggins

Total Shares Voting in Favor:		21,741,881	of 29,957,438 shares of common stock issued and outstanding as at December 5, 2005, the effective date of these resolutions
Percentage of Common Stock Voting in Favor of Resolutions :		72.6%

SHAREHOLDERS WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING
QUICK-MED TECHNOLOGIES, INC.